EXHIBIT 24 - CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Genuine Parts Company of our report dated February 7, 1994, included in the 1993 Annual Report to Shareholders of Genuine Parts Company.

Our audits also included the financial statement schedule of Genuine Parts Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-30982) pertaining to the Genuine Parts Company 1988 Stock Option Plan and in the Registration Statement (Form S-8 Number 33-62512) pertaining to the Genuine Parts Company 1992 Stock Option and Incentive Plan of our report dated February 7, 1994, with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Genuine Parts Company.


                                 ERNST & YOUNG



Atlanta, Georgia
March 22, 1994

SCHEDULE IX - SHORT-TERM BORROWINGS

GENUINE PARTS COMPANY AND SUBSIDIARIES


- -----------------------------------------------------------------------------------------------------------------------------------
           COL. A                    COL. B            COL. C             COL. D               COL. E                 COL. F
- -----------------------------------------------------------------------------------------------------------------------------------
                                                      WEIGHTED        MAXIMUM AMOUNT       AVERAGE AMOUNT        WEIGHTED AVERAGE
 CATEGORY OF AGGREGATE SHORT-    BALANCE AT END       AVERAGE       OUTSTANDING DURING     OUTSTANDING (2)      INTEREST RATE (3)
      TERM BORROWINGS              OF PERIOD       INTEREST RATE        THE PERIOD        DURING THE PERIOD     DURING THE PERIOD
- -----------------------------------------------------------------------------------------------------------------------------------
                                                      (Amounts in Thousands)
 Year ended December 31, 1993:
   Notes payable to bank (1)         $ --                --               $    --               $    --                 --

 Year ended December 31, 1992:
   Notes payable to bank (1)           --                --                    --                    --                 --

 Year ended December 31, 1991:
   Notes payable to bank (1)           --                --                42,834                32,305               10.6



(1) Notes payable to bank represent a fixed rate, note payable and other additional borrowings under a line-of-credit arrangement.

(2) The average amount outstanding during the period was computed by dividing the total of month-end outstanding principal balances by 12.

(3) The weighted average interest rate during the period was computed by dividing the actual interest expense by average short-term debt outstanding.